                                                                       Exhibit 2
                                                                  EXECUTION COPY

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of June 14, 1999 (this "AGREEMENT"), among TA MergerCo, Inc., a Delaware corporation ("MERGERCO"), the persons listed on EXHIBIT A hereto (the "STOCKHOLDERS" and each a "STOCKHOLDER", which term shall include certain of the undersigned only in the event they exercise any Target Options (hereinafter defined) held by them prior to the consummation of the transactions contemplated by the Merger Agreement (as hereinafter defined)), and Physicians' Specialty Corp., a Delaware corporation ("TARGET").

         WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $.01 per share (the "TARGET STOCK"), of Target set forth on EXHIBIT A hereto (all such shares and any shares of Target hereafter acquired by the Stockholders prior to the termination of this Agreement, including any shares of Target Stock set forth on EXHIBIT A hereto that are issued upon the exercise of options to purchase Target Stock at an exercise price of less than $10.50 per share (the "Target Options") held by such Stockholder, being referred to herein as the "SHARES"); and

         WHEREAS, MergerCo and Target are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "MERGER AGREEMENT"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into Target (the "MERGER"); and

         WHEREAS, certain of the Stockholders and MergerCo are entering into a Roll-over Agreement and a Stock Purchase Agreement dated as of the date hereof (the "ROLL-OVER AND STOCK PURCHASE AGREEMENTS"), which provide for such Stockholders to sell certain of the Shares to MergerCo for cash consideration and to receive shares of MergerCo common stock in the Merger in exchange for the remainder of the Shares; and

         WHEREAS, as a condition to the willingness of MergerCo to enter into the Merger Agreement, MergerCo has requested that each Stockholder agree, and, in order to induce MergerCo to enter into the Merger Agreement each such Stockholder is willing to agree, to grant MergerCo an irrevocable proxy to vote the Shares pursuant to the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

     Each Stockholder hereby represents and warrants to MergerCo as follows:

         SECTION 1.01. DUE AUTHORITY. (a) Such Stockholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by MergerCo, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (b) There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 1.02. NO CONFLICT; CONSENTS. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such Stockholder or such Stockholder's Shares, (ii) conflict with or violate the Stockholder's charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's Shares are bound.

                  (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by such Stockholder of his or her obligations under this Agreement in any material respect.

         SECTION 1.03. TITLE TO SHARES. (a) Such Stockholder is the record or beneficial owner of such Stockholder's Shares free and clear of any proxy or voting restriction. The Shares set forth opposite such Stockholder's name on EXHIBIT A hereto constitute all of the shares of Target Stock owned of record or beneficially by such Stockholder or are issuable upon the exercise of Target Options held by such Stockholder.

                  (b) Such Stockholder has, and during the Proxy Term will have (except as a result of transfers permitted by Section 2.01), the sole voting power with respect to the matters set forth in Article II hereof with respect to all of the Shares, with no restrictions on such rights, subject to applicable laws and the terms of this Agreement.

         SECTION 1.04. NO ENCUMBRANCES. Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the Proxy Term hereof (except as a result of transfers permitted by Section 2.01) will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, (i) free and clear of all proxies, voting trusts and voting agreements, understandings or arrangements providing for any right on the part of any person other than such Stockholder to vote such Shares except any such encumbrances or proxies arising under this Agreement.

         SECTION 1.05. ACKNOWLEDGMENT OF RELIANCE. Such Stockholder understands and acknowledges that MergerCo is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

         SECTION 1.06. BROKERS. Neither Target nor MergerCo shall be obligated or otherwise liable for any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Stockholder (excluding fees payable in connection with the Company's arrangements with Premier HealthCare and The Robinson-Humphrey Company LLC).

                                   ARTICLE II

                        CERTAIN COVENANTS OF STOCKHOLDERS

     Each Stockholder hereby covenants and agrees with MergerCo as follows:

         SECTION 2.01. TRANSFER OF SHARES. Other than pursuant to the terms of the Roll-over and Stock Purchase Agreements and as otherwise provided herein, during the Proxy Term each Stockholder shall not hereafter (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of such Stockholder's Shares, (b) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Target Stock, or (d) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

         SECTION 2.02. VOTING OF SHARES; FURTHER ASSURANCES. (a) Each Stockholder, by this Agreement, with respect to those Shares that such Stockholder owns of record, does hereby constitute and appoint MergerCo, or any nominee of MergerCo, with full power of substitution, during and for the Proxy Term, as such Stockholder's true and lawful attorney and irrevocable proxy, for and in such Stockholder's name, place and stead, to vote each of such Shares as such Stockholder's proxy, at every meeting of the stockholders of Target or any adjournment thereof or in connection with any written consent of Target's stockholders, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement,
(ii) against (x) any Acquisition Proposal, as that term is defined in the Merger Agreement, and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could result in any of the conditions of Target's obligations under the Merger Agreement not being fulfilled and (y) any change in the directors of Target, any change in the present capitalization of Target or any amendment to Target's certificate of incorporation or bylaws, any other material change in Target's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause
(y) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the Roll-over and Stock Purchase Agreements or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of MergerCo, to permit MergerCo to vote such Shares directly. Each Stockholder further agrees to cause the Shares owned by such Stockholder beneficially to be voted in accordance with the foregoing. Each Stockholder intends this proxy to be irrevocable and coupled with an interest during the Proxy Term and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Shares.

                  (b) Each Stockholder hereby further agrees, with respect to any Shares not voted pursuant to paragraph (a) above, that during the Proxy Term, at any meeting of stockholders of Target, however called, or in connection with any written consent of Target's stockholders, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder, except as specifically requested in writing by MergerCo in advance,
(i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against
(x) any Acquisition Proposal, as that term is defined in the Merger Agreement, and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could result in any of the conditions of Target's obligations under the Merger Agreement not being fulfilled or (y) any change in the directors of Target, any change in the present capitalization of Target or any amendment to Target's certificate of incorporation or bylaws, any other material change in Target's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause
(y) could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the Roll-over and Stock Purchase Agreements or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing.

                  (c) For the purposes of this Agreement, "PROXY TERM" shall mean the period from the execution of this Agreement until the earlier of (i) the date of any termination of the Merger Agreement or (ii) the Effective Time.

                  (d) Each Stockholder agrees that such Stockholder will not enter into any agreement or understanding with any person or entity or take any action during the Proxy Term which will permit any person or entity to vote or give instructions to vote the Shares in any manner inconsistent with the terms of this Section 2.02. Each Stockholder further agrees to take such further action and execute such other instruments as may be reasonably necessary to effectuate the intent of this Agreement, including without limitation, any number of proxies and other documents permitting MergerCo to vote the Shares or to direct the record owners thereof to vote the Shares in accordance with this Agreement.

         SECTION 2.03. CERTAIN EVENTS. Each Stockholder agrees that, during the Proxy Term, this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, if applicable, such Stockholder's heirs, guardians, administrators or successors.

         SECTION 2.04. NO SOLICITATION. Except as explicitly permitted by
Section 7.5 of the Merger Agreement, during the Proxy Term no Stockholder shall, nor, to the extent applicable to such Stockholder, shall it permit any of its affiliates hereunder (other than Target to the extent permitted by Section 7.5 of the Merger Agreement) to, nor shall it authorize any partner, officer, director, advisor or representative of, such Stockholder or any of its affiliates (other than Target to the extent permitted by Section 7.5 of the Merger Agreement) to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal (as defined in the Merger Agreement), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or (iii) enter into any agreements, definitive or otherwise, regarding an Acquisition Proposal.

         SECTION 2.05. STOP TRANSFER. (a) Each Stockholder agrees with, and covenants to, MergerCo that such Stockholder may not request that Target register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. Each Stockholder agrees, with respect to any Shares in certificated form, that such Stockholder will tender to Suntrust, within fifteen business days after the date hereof, the certificates representing such Shares, to be held in accordance with the terms of a Custody Agreement among Suntrust, Target and MergerCo. Each Stockholder agrees that, within ten business days after the date hereof, such Stockholder will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee. Target shall notify its transfer agent of the provisions set forth in this Section and instruct its transfer agent not to permit any transfer of Shares except in compliance with the terms hereof and each Stockholder agrees to provide such documentation and to do such other things as may be required to give effect to such provisions with respect to such Shares.

                                   ARTICLE III

                               GENERAL PROVISIONS

         SECTION 3.01. SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 3.02. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 3.03. AMENDMENTS. This Agreement may not be modified, amended, waived, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, however, that MergerCo may in writing waive or consent to a modification of any provision of this Agreement with respect to any Stockholder without the agreement of any other party hereto.

         SECTION 3.04. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except in accordance with Section 2.01.

         SECTION 3.05. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its heirs and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 3.06. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

         SECTION 3.07. CHOICE OF LAW/CONSENT TO JURISDICTION. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each Stockholder and each of Target and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States located in the State of Delaware (the "DELAWARE COURTS") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint CT Corporation, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, as such agent.

         SECTION 3.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 3.09. DEFINITIONS. Terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         SECTION 3.10. NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until this Agreement is executed by the parties hereto.

         SECTION 3.11. EXCULPATION. No Stockholder shall have any liability or obligation whatsoever under or by reason of this Agreement because of a breach by any other Stockholder of its obligations, representations or warranties hereunder or thereunder.

         SECTION 3.12. DIRECTORS AND OFFICERS. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent any of the Stockholders who are serving on Target's board of directors or who are officers of Target from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director or officer of Target.

         IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first written above.

                                    TA MERGERCO, INC.


                                By: /s/ Richard Tadler
                                    -----------------------------------
                                    Name: Richard Tadler
                                    Title: President and Chief Executive Officer



                                    PHYSICIANS' SPECIALTY CORP.


                                By: /s/ E.R. Casas
                                    -----------------------------------
                                    Name: E. R. Casas
                                    Title: Director

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Ramie A. Tritt
                                    ------------------------------------
                                    Ramie A. Tritt, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Daniel M. Adams
                                    ------------------------------------
                                    Daniel M. Adams, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------

                                    ATLANTA HEAD & NECK, P.C.



                                By: /s/ Albert A. Clairmont
                                    ------------------------------------
                                    Name: Albert A. Clairmont, M.D.
                                    Title:

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Michael A. Avidano
                                    ------------------------------------
                                    Michael A. Avidano, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Sanjay Bhansali
                                    ------------------------------------
                                    Sanjay Bhansali, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Deborah M. Burton
                                    ------------------------------------
                                    Deborah M. Burton, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Willie J. Cornay
                                    ------------------------------------
                                    Willie J. Cornay, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Andrew J. Diamond
                                    ------------------------------------
                                    Andrew J. Diamond, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------

                                    EAR, NOSE & THROAT SPECIALISTS, P.C.



                                By: /s/ Ronald A. Van Tuyl
                                    ------------------------------------
                                    Name: Ronald A. Van Tuyl, M.D.
                                    Title:

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Andrew R. Golde
                                    ------------------------------------
                                    Andrew R. Golde, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ David A. Goodman
                                    ------------------------------------
                                    David A. Goodman, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Nancy R. Griner
                                    ------------------------------------
                                    Nancy R. Griner, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Christopher B. Holloway
                                    ------------------------------------
                                    Christopher B. Holloway

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Keith R. Jackson
                                    ------------------------------------
                                    Keith R. Jackson, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Keith A. Kowal
                                    ------------------------------------
                                    Keith A. Kowal, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Drew Locandro
                                    ------------------------------------
                                    Drew Locandro, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Samuel A. Mickelson
                                    ------------------------------------
                                    Samuel A. Mickelson, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Harold W. Moss
                                    ------------------------------------
                                    Harold W. Moss, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Thomas U. Muller
                                    ------------------------------------
                                    Thomas U. Muller, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Michael J. Pickford
                                    ------------------------------------
                                    Michael J. Pickford, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Michael F. Pratt
                                    ------------------------------------
                                    Michael F. Pratt, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Richard Rinehart
                                    ------------------------------------
                                    Richard Rinehart, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Burke P. Robinson
                                    ------------------------------------
                                    Burke P. Robinson, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Ted L. Rolander
                                    ------------------------------------
                                    Ted L. Rolander, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Marc H. Routman
                                    ------------------------------------
                                    Marc H. Routman, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ William S. Smith
                                    ------------------------------------
                                    William S. Smith, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Arthur J. Torsiglieri
                                    ------------------------------------
                                    Arthur J. Torsiglieri, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Ann K. White
                                    ------------------------------------
                                    Ann K. White, M.D.

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Gerald R. Benjamin
                                    ------------------------------------
                                    Gerald R. Benjamin

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Richard D. Ballard
                                    ------------------------------------
                                    Richard D. Ballard

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Lawrence P. Kraska
                                    ------------------------------------
                                    Lawrence P. Kraska

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    /s/ Robert A. Diprova
                                    ------------------------------------
                                    Robert A.  Diprova

                                                              [Voting Agreement]

STOCKHOLDER SIGNATURE PAGE
--------------------------



                                    BOCK, BENJAMIN & CO. PARTNERS, L.P.

                                By: Bock, Benjamin & Co., its General Partner

                                    By: /s/ Gerald R. Benjamin
                                        ------------------------------------
                                        Gerald R. Benjamin
                                        Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                                               Number of Shares of              Number of Shares of
Name & Address                                 Target Stock Owned              Target Stock Issuable
of Stockholder*                                  by Stockholder              upon Exercise of Options
--------------                                   --------------              ------------------------
Daniel Adams, M.D.                                   139,766
Atlanta Head & Neck-Clairmont                         21,250
Michael Avidano, M.D.                                 20,686
Sanjay Bhansali, M.D.                                37, 702
Deborah Burton, M.D.                                   7,017
William Cornay, M.D. (A)                              51,444
Andrew Diamond, M.D.                                  12,500
Ear, Nose & Throat Specialists- Van Tuyl              15,081
Andrew Golde, M.D.                                    22,555
David Goodman, M.D. (B)                               40,888
Nancy Griner, M.D.                                    58,000
Christopher Holloway                                   2,962
Keith Jackson, M.D.                                  256,862
Keith Kowal, M.D.                                    122,222
Drew Locandro, M.D.                                   10,000
Sam Mickelson, M.D.                                   12,591
Harold Moss, M.D.                                     16,908
Thomas Muller, M.D.                                   47,695
Michael Pickford, M.D.                               263,050
Michael Pratt, M.D.                                    7,573
Richard Rinehart, M.D. (B)                            10,411
Burke Robinson, M.D.                                  12,693
Ted Rolader, M.D. (B)                                 72,234
Marc Routman, M.D. (A)                                55,311
William Smith, M.D.                                   25,000
Arthur Torsiglieri, M.D.                              91,825
Ramie Tritt, M.D.                                  1,761,257                         37,619
Ann White, M.D.                                      135,320
Bock, Benjamin & Co. Partners, L.P. (C)              293,948
Richard Ballard                                                                     104,608
Gerald Benjamin                                                                      41,190
Robert Diprova                                                                       56,802
Larry Kraska                                                                         56,259
                                                   ---------                        -------

Subtotals                                          3,624,751                        296,478

TOTAL                                              3,921,229

* All c/o Atlanta Ear, Nose& Throat Associates, P.C., 555 Peachtree Dunwoody Road, Suite 235, Atlanta, Georgia 30342, with the exception of the following:
(A)  c/o ENT & Allergy Associates, P.C.
     2018 Brookwood Medical Center Drive
     Suite 100
     Birmingham, Alabama 35209

(B)  c/o Otolaryngology Medical & Surgical Associates, Ltd.
     730 East Terra Cotta
     Crystal Lake, Illinois 60014

(C)  c/o Bock, Benjamin & Co.
     3414 Peachtree Road, NE
     238 Monarch Plaza
     Atlanta, Georgia 30326
     Attention: G.R. Benjamin